Exhibit 10.1 - $2,000,000 Bridge Loan Agreement,
               dated April 13, 1999, between the Company and Heng
                          Fung Finance Company Limited

                        Heng Fung Finance Company Limited
                       10th Floor, Lippo Protective Tower
                     231-235 Gloucester Road, Wanchai, H.K.

                                 April 13, 1999

Michael I. Ruxin, M.D.

Global Med Technologies, Inc.
12600 West Colfax
Suite C-420
Lakewood, CO 80215

     Re: Bridge Loan $2,000,000 Convertible into Common Stock of Global Med Technologies, Inc.

Dear Mick:

     This letter confirms our understanding that Heng Fung Finance Company Limited, a Hong Kong corporation ("Heng Fung"), will provide a line of credit of up to Two Million Dollars ($2,000,000) to Global Med Technologies, Inc. ("Global") with interest at the rate of 12% per annum payable monthly. Principal on all loans made pursuant to the line of credit shall be due and payable on April 12, 2000. However, loans made pursuant to the line of credit shall be repaid to Heng Fung immediately from proceeds of any offering of Global's securities prior to April 12, 2000 and thereafter, this credit facility will lapse.

     Each loan drawn on the line of credit will be no more than $250,000 and will be represented by a promissory note made by Global for the benefit of Heng Fung. The promissory note(s) will be convertible, at Heng Fung's option, into shares of common stock of Global at a price based on the average closing bid price of Global's common stock for a period of 15 business days prior to April 13, 1999.

     On or before April 13, 1999, as consideration for the line of credit, Global agrees to pay Heng Fung, a fee equal to 5% of the total line of credit in shares of Global common stock at a price based on the average bid price of Global's Common Stock for the 15 days prior to April 13, 1999.

                                            Very truly yours,
                                            For and on behalf of
                                            HENG FUNG FINANCE COMPANY LIMITED



                                            By:   /s/ Fai H. Chan
                                                --------------------------------
                                                Fai H. Chan
                                                Chairman

ACCEPTED:

GLOBAL MED TECHNOLOGIES, INC.


By: /s/ Michael I. Ruxin
    ----------------------------------
    Michael I. Ruxin, M.D.
    Chairman and CEO